Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements indicated below of Prime Group Realty Trust of our report indicated below filed with the Securities and Exchange Commission.

Registration Statements

Form S-8 No. 333-65147
Form S-3 No. 333-70369


          Financial Statements                      Date of Auditor's Report
--------------------------------------------     ------------------------------

The Statement of Revenue and Certain             February 12, 1999
Expenses of National City Center for the period from January 1, 1998 to September
30, 1998 included in the Current Report
(Form 8-K) of Prime Group Realty Trust
dated February 5, 1999.




                                                          /s/ ERNST & YOUNG LLP



Chicago, Illinois
February 19, 1999